UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  September 17, 2008

El Paso Pipeline Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-33825	26-0789784
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

El Paso Pipeline Partners, L.P. (the “Partnership”) announced today that it has agreed to acquire an additional 30 percent interest in Colorado Interstate Gas Company and an additional 15 percent interest in Southern Natural Gas Company from El Paso Corporation for $736 million.  El Paso Corporation owns the Partnership’s general partner, and, giving effect to the transaction, 73 percent of the Partnership’s limited partner interests. In conjunction with the acquisition, the Partnership announced an agreement for $175 million of private placement debt with an average annual rate of 7.6 percent, due 2011 through 2013.  At closing, the acquisition will be financed with the private placement, $65 million from the Partnership’s existing revolving credit facility, a $10 million note to El Paso Corporation and 27,761,611 newly issued common units valued at $477 million.  The number of common units was determined based upon the $17.18 average of the closing sales price of the common units as of each trading day in the five day period ending on September 15, 2008.  If the private placement of $175 million of debt does not close by October 3, 2008, El Paso Corporation has agreed to take such debt on the same terms and conditions as were made in the private placement as partial consideration for the acquisition, and the Partnership will have an obligation to obtain re-financing of the subject debt.  A copy of the press release is furnished as Exhibit 99.A hereto and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the press release shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.A	Press release dated September 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO PIPELINE PARTNERS, L.P.

By:	EL PASO PIPELINE GP COMPANY, L.L.C., its General Partner

By:	/s/ Robert W. Baker
Robert W. Baker
Executive Vice President and General Counsel

Dated:  September 17, 2008

EXHIBIT INDEX

Exhibit Number	Description

99.A	Press release dated September 17, 2008.